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                                                                  EXHIBIT 11.1

                                HEARTPORT, INC.
                  STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE

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
                                              Years Ended December 31,
                                       --------------------------------------
                                           1996        1995          1994
                                       -----------  -----------  ------------
                                        (in thousands, except per share data)
PRO FORMA
Net loss                                $(34,054)    $(9,353)
                                        --------     -------
                                        --------     -------
Weighted average common
  shares outstanding                      22,771       5,982

Convertible preferred
  shares outstanding                           -       9,238

Shares related to SAB No.
  55, 64 and 83                                -       4,562
                                        --------     -------

Total weighted average common
  shares outstanding                      22,771      19,782
                                        --------     -------
                                        --------     -------

Net loss per share                        $(1.50)     $(0.47)
                                        --------     -------
                                        --------     -------

HISTORICAL
Net loss                                $(34,054)    $(9,353)      $(4,821)
                                        --------     -------       -------
                                        --------     -------       -------

Weighted average common
  shares outstanding                      18,712       5,982         6,053

Shares related to SAB No.
  55, 64 and 83                            1,782       7,128         7,128
                                        --------     -------       -------

Total weighted average common
  shares outstanding                      20,494      13,110        13,181
                                        --------     -------       -------
                                        --------     -------       -------

Net loss per share                      $  (1.66)    $ (0.71)      $ (0.37)
                                        --------     -------       -------
                                        --------     -------       -------
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